UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 9, 2008

(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of registrant as specified in its charter)

Washington

000-13468

91-1069248

(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (e)     At the annual meeting of shareholders of Expeditors International of Washington, Inc. (the “Registrant”) on May 7, 2008, the Registrant’s 2008 Stock Option Plan, 2008 Directors’ Restricted Stock Plan and 2008 Executive Incentive Compensation Plan (the “Plans”) were approved by shareholders. The terms and conditions of each of the Plans are described in the Registrant's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2008 (the “Proxy Statement”). These descriptions are incorporated herein by reference to the Proxy Statement and qualified in their entirety by reference to the full text of the Plans and related forms of agreements, copies of which are attached hereto as exhibits to this report.

Item 9.01  Financial Statements and Exhibits.

     (d)     The following items are filed as exhibits to this report:

Exhibit No.	Description
4.1

Expeditors International of Washington, Inc. 2008 Stock Option Plan (incorporated by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 21, 2008)

4.2

Expeditors International of Washington, Inc. 2008 Directors’ Restricted Stock Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 21, 2008)

4.3

Expeditors International of Washington, Inc. 2008 Executive Incentive Compensation Plan (incorporated by reference to Appendix C to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on March 21, 2008)

4.4

Form of Expeditors International of Washington, Inc. Stock Option Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-8 filed with the Commission on May 28, 2008)

4.5

Form of Expeditors International of Washington, Inc. Restricted Stock Award Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s registration statement on Form S-8 filed with the Commission on May 28, 2008)

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
June 9, 2008	/s/ Amy J. Tangeman Amy J. Tangeman, General Counsel